CONSULTANT COMPENSATION AGREEMENT NO. 2

               THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made as of this 30th day of November, 1998, among World Internetworks, Inc., a Nevada corporation ("WII"); and Steven K. Hansen, Dwain Brannon, Leonard W. Burningham, Esq., David L. Bird, Esq., Kelly Thayer and Douglas L. Rex who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "F" hereof (collectively, the "Consultants").

               WHEREAS, the Board of Directors of WII has adopted a written compensation agreement for compensation of six individual Consultants who are natural persons, three of whom are financial consultants for the Company and two of whom are attorneys for the Company; and

               WHEREAS, WII has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

               WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of WII, and will provide additional services to WII; and

               WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

               WHEREAS, WII and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which WII may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by WII;

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Compensation Plan

          1.1 Employment. WII hereby employs the Consultants and the consultants hereby accept such employment, and have and will perform the services requested by management of WII to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold WII harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to WII.

          1.3 Term. All services performed at the request of WII by the Consultants shall have been performed within 120 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 120 day period by written agreement of WII and any of the Consultants.

          1.4 Payment. WII and the Consultants agree that WII shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of approximately $0.25 per share ($0.50 per share on 12,500 shares of Doug Rex and $3.00 per share with respect to Mr. Thayer); provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide WII with a written invoice detailing the services duly performed.
Such invoice shall be paid by WII in accordance with Section 1.4 above, subject to the satisfaction of the management of WII that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of WII at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of WII that may be issued by WII for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of WII shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of WII, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to WII in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. WII and the Consultants agree that the per share price of shares of common stock that may be issued by WII to the Consultants for services performed under this Plan has been arbitrarily set by WII; however, in the event WII shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of WII prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

          1.11 Conditions. The Plan is subject to the following conditions, to-wit:

       (i) Subject to the resale restrictions of subparagraphs (f) and (g) of Rule 144 of the Securities and Exchange Commission (the "Commission"), except that with respect to officers and/or directors of the Registrant, resales shall be made in full compliance with Rule 144 of the Securities and Exchange Commission, except for the holding period. See the Participants' response letters outlined in the Exhibit Index.

      (ii) The number of shares of common stock to be issued under the Plan shall in no event exceed 10% of the total issued and outstanding shares of common stock of the Company on the date of issuance.

                           Section 2

             Representations and Warranties of WII

               WII represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. WII is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of WII has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which WII may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by WII.

          2.3 Registration Statement on Form S-8. WII shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of WII; and WII will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. WII shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. WII shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. WII is required to file reports with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and WII has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. WII has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by WII hereunder have been duly authorized by all requisite corporate action on the part of WII, and this Plan constitutes a valid and binding obligation of WII and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of WII.

                           Section 3

       Representations and Warranties of the Consultants

               Each of the Consultants represents and warrants to, and covenants with, WII as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by WII for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of WII, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Access to Information. All Consultants acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for their services.

          3.4 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to WII, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of WII is a suitable investment for the Consultants.

          3.5 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of WII shall be services related to any "capital raising" transaction, and none is involved in the promotion of the common stock of WII, any fund raising activities on its behalf, and no services being performed hereunder are for public relation services.

          3.6 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                           Section 4

                           Indemnity

              WII and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of WII to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                           Section 5

                          Termination

               Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of WII and the respective Consultants in writing; (2) by either the Directors of WII or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of WII to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                       General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to WII:               418 South Commerce Road, Suite #422
                              Orem, Utah 84058

          If to Consultants:       The addresses listed on the
                                   Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither WII nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                              WORLD INTERNETWORKS, INC.


Date: 11/30/98                By /s/ Ronald A. Nilsson, Former President
Date:                              By /s/ Steven K. Hansen, President

                                   EXHIBIT "A"

            CONSULTANT COMPENSATION AGREEMENT NO. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among World Internetworks, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Consultant:

                         Steven K. Hansen
                         1225 Eagle Gate Tower
                         Salt Lake City, UT 84111

Date: 11/30/98           /s/ Steven K. Hansen
                                   Number of Shares and
                                       Maximum Value
                                        of Services
General Description of Services              to be Performed

Services respecting the corporate            75,000 shares
restructuring of the Company, all to be         $18,750
set forth in invoices; see attached response.

                           EXHIBIT "B"

            CONSULTANT COMPENSATION AGREEMENT NO. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among World Internetworks, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                              Consultant:

                              Dwain Brannon
                              56 East Pine, 2nd Floor
                              Orlando, Florida 32801

Date: 3/17/99.                     /s/ Dwain Brannon
                                   Number of Shares and
                                      Maximum Value
                                        of Services
General Description of Services            to be Performed

Services respecting the corporate          75,000 shares
restructuring of the Company, all to be       $18,750
set forth in invoices, see attached
response.

                           EXHIBIT "C"

            CONSULTANT COMPENSATION AGREEMENT NO. 2

                   COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among World Internetworks, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                              Consultant:

                         Leonard W. Burningham, Esq.
                         Suite 205, Hermes Building
                         455 East 500 South Street
                         Salt Lake City, UT 84111

Date: 1/26/99                 /s/ Leonard W. Burningham, Esq.
                              Number of Shares and
                                  Maximum Value
                                  of Services
General Description of Services        to be Performed

Preparation of Reports for filing         50,000 shares
with the Commission, various                $12,500
agreements and related consulting
regarding the corporate restructuring
of the Company and preparation of
Consents, attendance at conferences
and related services, all to be
set forth in invoices; see attached response.

                          EXHIBIT "D"

            CONSULTANT COMPENSATION AGREEMENT NO. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among World Internetworks, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Consultant:

                         David L. Bird, Esq.
                         10 East South Temple, Suite 600
                         Salt Lake City, UT 84133

Date: 3/3/99             /s/ David L. Bird, Esq.
                                   Number of Shares and
                                        Maximum Value
                                       of Services
General Description of Services             to be Performed

Legal services respecting the corporate      25,000 shares
restructuring of the Company, including        $6,250
conferences, agreement and related services as to be set forth in invoices; see attached response.

                          EXHIBIT "E"

            CONSULTANT COMPENSATION AGREEMENT NO. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among World Internetworks, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                              Consultant:

                              Kelly Thayer
                              3322 North Cottonwood Lane
                              Provo, Utah 84604

Date: 11/3/99                       /s/ Kelly Thayer

                                   Number of Shares and
                                      Maximum Value
                                       of Services
General Description of Services             to be Performed

Pursuant to Consulting Agreement             15,000 shares
a copy of which is attached hereto             $45,000
and incorporated herein by reference.

        WORLD INTERNETWORKS, INC. BINDING LETTER OF INTENT


Kelly Thayer
C/O The IV Group


Re:  Consulting Agreement

Whereas, Kelly Thayer has experience, skills, and strategic relationships in the Network Marketing Industry; and whereas, World Internetworks, Inc. (WINW), a publicly traded company wishes to employ Thayer to Consult with its wholly owned subsidiary WI Marketplace (Marketplace) which is involved in the network marketing industry, the two parties have come to the following agreement:

Thayer agrees to spend for the next 3 months, a minimum of 25% of his normal working time, (a minimum average of 10 hours a week) performing tasks in support of Marketplace Network Marketing Business for the following compensation.

1. Compensation: Options to purchase at .75 per share, 60,000 shares (S-8) Freely Tradable Shares (20,000 shares a month for three months), contingent on required legal approvals and in a manner consistent with applicable law. Thayer acknowledges and understand that WINW's shares are presently trading at approximately $1.00 per share, and that any monies Thayer receives from the sale of the shares above .75 could become taxable income to Thayer, for which Thayer shall have sole responsibility. Thayer also acknowledges that he has had an opportunity to examine WINW and Marketplace, and understands that WINW is a development stage company and that any investment in WINW therefore carries inherent risks and speculation, and further represents that he has not relied on any representation by the WINW or its officers regarding the options or any exercise thereof. (HOW WILL THESE BE EXERCISED?)

2. Agreement Renewable for Additional Three (3) Months: Upon consent of both parties, this Consulting Agreement will be renewable for a second three month period pursuant to the same terms as the first three month Agreement (i.e.; the issuing of an additional 60,000 S-8 Options exercisable at .75 per share to Thayer in exchange of a minimum of 25% of his normal work time).

The assumption is that, both parties desire to agree to a second three (3) month Consulting Agreement, BUT ARE NOT OBLIGATED TO DO SO. BOTH PARTIES AGREE TO NOTIFY THE OTHER PARTY IN WRITING NO LATER THAN OCT. 10, 1998 if they do not intend to agree to a second three (3) month contract. There will be not penalties for deciding not to continue this Agreement after three (3) months.

3. Signing Bonus: As an incentive to Thayer for committing 25% of his time to consulting in behalf of Marketplaces Business W.I.N.W. will issue Thayer or his Designee a 3 year Option to purchase at $1.00 per share, 50,000 Restricted (Non-Free Trading) Investment Shares for each three (3) month contract (a total of 2) signed by Thayer, (options for a total of 100,000 shares at $1.00 each). WINW agrees to grant Thayer piggyback registration rights in the event of an offering on S-3 or other similar full registration.

4. Performance Bonus: Marketplace acknowledges its Network Marketing Revenues have never exceeded $1,000,000 in any one (1) year period of time. Marketplace believes Thayer's consulting advise will increase revenues from their Network Marketing Business. Network Marketing Revenues being defined as gross revenues minus any revenues created directly by seminar sales.

For each $5,000,000 (up to $20,000,000) in revenues created by Marketplace in their Network Marketing Business, during the next 18 months, WINW agrees to grant Thayer or his Designee, an additional option to purchase 100,000 additional restricted investment shares at $1.00 per share, up to a maximum of options to purchase, 400,000 such shares when 20,000,000 in Revenues are created by Marketplace. The 18 months will begin as of August 10, 1998, and end on February 10, 2000.

5. Placement in downline: Thayer will take a position with Matt Schneck in the lead spot of the companies downline organization. This spot will have all other spots attached to it, ie all of the PFC candidates.

6. Thayer may also elect to have another spot directly attached to the main spot.

7. Neither party will disclose the details of this letter of intent to a third party.

It is the intention that the terms set forth in sections 1-7 shall be binding upon the parties; however, it is also anticipated that a final agreement which will outline further details and contain standard legal terms and conditions will be put into place as soon as feasible.

                                          WORLD INTERNETWORKS, INC.


/s/Kelly Thayer                          /s/Ron Nilsson

                         EXHIBIT "F-1"

            CONSULTANT COMPENSATION AGREEMENT NO. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among World Internetworks, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                              Consultant:

                              Douglas L. Rex
                              5640 Oakdale Drive
                              Salt Lake City, Utah 84121

Date:   3/16/99                     /s/ Douglas L. Rex

                                   Number of Shares and
                                      Maximum Value
                                       of Services
General Description of Services             to be Performed

In-house accounting and bookkeeping services   10,000 shares
in connection with the preparation and filing     $2,500
of the Company's 10-QSB Quarterly Report for the quarter ended November 30, 1998;
see attached response.

                          EXHIBIT "F-2"

            CONSULTANT COMPENSATION AGREEMENT NO. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among World Internetworks, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                              Consultant:

                              Douglas L. Rex
                              5640 Oakdale Drive
                              Salt Lake City, Utah 84121

Date: 10/27/99                       /s/ Douglas L. Rex

                                   Number of Shares and
                                      Maximum Value
                                       of Services
General Description of Services             to be Performed

In-house accounting and bookkeeping services   12,500 shares
in connection with the preparation and filing     $6,250
of the Company's 10-QSB Quarterly Report for the quarter ended May 31, 1999 and August
31, 1999; see attached response.

October 26, 1999

Steven K. Hansen
1379 East Indian Ridge Circle
Sandy, Utah 84092

Dwain Brannon
56 East Pine, 2nd Floor
Orlando, Florida 32801

Leonard W. Burningham, Esq.
455 East 500 South, #205
Salt Lake City, Utah 84111

David L. Bird, Esq.
Suite 600, Gateway Tower East
10 East South Temple
Salt Lake City, Utah 84133

Kelly Thayer
3322 N. Cottonwood Lane
Provo, Utah 84604

Douglas L. Rex
5640 Oakdale Drive
Salt Lake City, Utah 84121

Re: Issuance of compensatory shares of common stock of World Internetworks, Inc., a Nevada corporation (the "Company"), to Steven K. Hansen, Dwain Brannon, Leonard W. Burningham, Esq., David L. Bird, Esq. Kelly Thayer and Douglas L. Rex, consultants and counsel, to be registered on Form S-8 of the Securities and Exchange Commission

Dear Messrs. Hansen, Brannon, Burningham, Bird, Thayer and Rex:

          I represent the Company in connection with the foregoing and have been engaged to prepare a Registration Statement on Form S-8 of the Securities and Exchange Commission for the registration of the securities to be issued to you under a written compensation agreement to be prepared by this office.

          Everyone involved is aware that I am the son of Leonard W. Burningham, Esq.

          I have prepared a brief Memorandum of the proposed amendments of the Securities and Exchange Commission to this Form, and have enclosed a copy thereof for your review.

          I am also enclosing copies of the Company's 10-K Annual Report for the year ended February 28, 1999, and the 10-Q Quarterly Reports for the quarters ended May 31, and August 31, 1999 and November 30, 1998, and a copy of the written compensation agreement regarding the shares to be issued pursuant to the S-8.

          The initial resolutions of the Board of Directors effective
November 30, 1998, have been amended to more accurately reflect the concerns of the Securities and Exchange Commission regarding the distribution of shares of common stock registered on Form S-8 to provide that all shares to be issued under any written compensation agreement and registered on Form S-8 shall be issued and registered subject to the resale provisions of Rule 144 of the Securities and Exchange Commission outlined in subparagraph (f) regarding the manner of sale and subparagraph (g) regarding broker's transactions, except that any participant may give shares to family members or persons who are actual employees, provided these persons agree to comply with the provisions of subparagraphs (f) and (g) of Rule 144.

          Subparagraph (f) of Rule 144 provides that all securities shall be sold in "broker's transactions" within the meaning of Section 4(4) of the Securities Act of 1933, as amended, or in transactions directly with a "market maker." Persons selling these securities shall not (i) solicit or arrange for the solicitation of orders to buy these securities in anticipation of or in connection with any such transaction; or (ii) make any payment in connection with the offer or sale of the securities to any person other than the broker who executes the order to sell the securities.

          Subparagraph (g) of Rule 144 defines a "broker's transaction," indicating that it is a transaction where the broker does no more than execute the order or orders to sell the securities as agent for the person for whose account the securities are sold, and receives no more than the usual and customary broker's commission; neither solicits nor arranges for the solicitation of customer's orders to buy the securities in anticipation of or in connection with the transaction; provided, that, the foregoing shall not preclude (i) inquiries by the broker of other brokers who have indicated an interest in the securities within the preceding sixty days; (ii) inquiries by the broker of its customers who have indicated an unsolicited prior interest in the securities in the preceding ten business days; or (iii) the publication by the broker of bid and asked quotations for the securities on an inter-dealer quotation system provided that such quotations are incident to the maintenance of a bona fide inter-dealer market for the security for the broker's own account, and that the broker has published bona fide bid and asked quotations for the security in any inter-dealer quotation system on at least twelve business days within the preceding thirty calendar days, with no more than four business day in succession without such two-way quotations.

          Further, all stock certificates to represent the shares to be registered under this Form S-8 shall be imprinted with an appropriate legend indicating that they must be resold under subparagraph (f) and (g) of Rule 144; and all stock certificates that represent any shares of Steven K. Hansen's shall be imprinted with a "restrictive" legend, because as a "control" person, all shares must be sold by him in accordance with Rule 144. None of you will be required to satisfy the holding period requirements of Rule 144, the notice of sale provision or the volume limitations, except Mr. Hansen.

          I have prepared responses for each of you which will be filed with the Securities and Exchange Commission respecting a description of the services you have or will render to the Company and your agreement to these restrictions. Your response is enclosed herewith and must be fully executed and delivered to me by each of you.

          Thank you very much.

                              Yours very sincerely,

                              /s/ Branden T. Burningham

BTB/sg
Enclosures
cc:  World Internetworks, Inc.

                         STEVEN K. HANSEN
                  1379 East Indian Ridge Circle
                        Sandy, Utah 84092
                       Telephone: 571-1691

March 16, 1999

Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       World Internetworks, Inc., a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated March 16, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company. I have not raised any funding for the Company. The services I have rendered and intend to render for the benefit of the Company include coordinating all communications and required signatures with Ronald A. Nilsson, a former officer and director of the Company; managing the relationship with William Walsh and the transition team; assisting in the details of the transition of the Company's new offices; mending the relationship with Maverice management in order to have them continue to administer the "Direct Stock Purchase Plan" through Everen Securities; and coordinating the debt reduction with David L. Bird, Esq. and Ronald A. Nilsson.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8 and the resolutions of the Board of Directors respecting the provisions of subparagraphs (f) and (g) of Rule 144 and agree to those restrictions.

          Further, as I am the CEO, President and a Director of the Company, I agree that any stock certificate issued to me covering shares which have been registered on Form S-8 shall be imprinted with a "control" legend, and that any resales, so long as I am an "affiliate" of the Company, of these shares shall be made in full compliance with Rule 144 of the Securities and Exchange Commission, except with respect to the holding period.

          Thank you.

                              Very truly yours,

                              /s/ Steven K. Hansen

                          DWAIN BRANNON
                     56 East Pine, 2nd Floor
                     Orlando, Florida 32801
                    Telephone: 407-422-2299

March 16, 1999

Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       World Internetworks, Inc., a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated March 16, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I was not a promoter nor a public relations person for the Company during the time I rendered the following services, and none of my services
involved any "capital raising" activities for the Company.   On a best efforts
basis, I have assisted in identifying a replacement management team; assisted in the development of a corporate restructuring plan; and assisted in securing the identified management team. The services I have rendered to January 31, 1999, include assisting in the development of a corporate restructuring plan; and assistance in identifying and securing a new management team.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8 and the resolutions of the Board of Directors respecting the provisions of subparagraphs (f) and (g) of Rule 144 and agree to those restrictions.

          Thank you.

                              Very truly yours,

                              /s/Dwain Brannon

                      LEONARD W. BURNINGHAM
                         Attorney at Law
                     455 East 500 South, #205
                    Salt Lake City, Utah 84111
                    Telephone: (801) 363-7411

March 16, 1999

Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       World Internetworks, Inc., a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated March 16, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company include the preparation and filing of reports with the Securities and Exchange Commission, minutes, conferences, preparation and review of all relevant documents regarding the restructuring of the Company, and the preparation and filing of the S-8 Registration Statement.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8 and the resolutions of the Board of Directors respecting the provisions of subparagraphs (f) and (g) of Rule 144 and agree to those restrictions.

          Thank you.

                              Very truly yours,

                              /s/ Leonard W. Burningham, Esq.

                       DAVID L. BIRD, ESQ.
                  Suite 600, Gateway Tower East
                       10 East South Temple
                    Salt Lake City, Utah 84133
                       Telephone: 521-4135

March 16, 1999


Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       World Internetworks, Inc., a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated March 16, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company include collecting and coordinating all of the outstanding obligations of the Company and its subsidiaries; negotiating a settlement with the previous creditors and where possible, discharging the debt; communicating with Ronald A. Nilsson, a former officer and director of the Company, to better understand the individual debts and evaluating their merit; advising on all matters regarding managing the risk associated with the prior management and their activities; and acting as escrow agent for any stock or funds gathered for the purpose of retiring the obligations.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8 and the resolutions of the Board of Directors respecting the provisions of subparagraphs (f) and (g) of Rule 144 and agree to those restrictions.

          Thank you.

                              Very truly yours,

                              /s/ David L. Bird

                          DOUGLAS L. REX
                        5640 Oakdale Drive
                    Salt Lake City, Utah 84121
                       Telephone: 328-8700

March 16, 1999


Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       World Internetworks, Inc., a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated March 16, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company include in-house accounting and bookkeeping services in connection with the preparation and filing of the Company's 10-QSB Quarterly Report for the quarter ended November 30, 1998.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8 and the resolutions of the Board of Directors respecting the provisions of subparagraphs (f) and (g) of Rule 144 and agree to those restrictions.

          Thank you.

                              Very truly yours,

                              /s/ Douglas L. Rex

                          DOUGLAS L. REX
                        5640 Oakdale Drive
                    Salt Lake City, Utah 84121
                       Telephone: 328-8700


October 25, 1999

Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       World Internetworks, Inc., a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated October 25, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company include in-house accounting and bookkeeping services in connection with the preparation and filing of the Company's 10-QSB Quarterly Reports for the quarters ended May 31, 1999 and August 31, 1999; and preparation of the Company's tax returns.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8 and the resolutions of the Board of Directors respecting the provisions of subparagraphs (f) and (g) of Rule 144 and agree to those restrictions.

          Thank you.

                              Very truly yours,

                              /s/ Douglas L. Rex